         As filed with the Securities and Exchange Commission on March 26, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
Evolus, Inc.
(Exact name of registrant as specified in its charter)
___________________

Delaware	46-1385614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)
Evolus, Inc. 2017 Omnibus Incentive Plan
(Full title of the plan)
___________________
David Moatazedi
President and Chief Executive Officer
Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(949) 284-4555
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
___________________
Copies to:

Mark Peterson, Esq. O’Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, California 92660 (949) 823-6900	Jeffrey J. Plumer General Counsel Evolus, Inc. 520 Newport Center Drive, Suite 1200 Newport Beach, California 92660 (949) 284-4555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	1,349,969	$14.39	$19,426,053.91	$2,119.39
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of the common stock of Evolus, Inc. (the “Company” or the “Registrant”) that become issuable under the Evolus, Inc. 2017 Omnibus Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 22, 2021.

EXPLANATORY NOTE

    This Registration Statement is filed by the Registrant to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

Item 3.    Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)    The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, filed with the Commission on March 25, 2021 (Commission File No. 001-38381);
(b)    The Company’s Current Reports on Form 8-K filed with the Commission on January 5, 2021, February 19, 2021, February 26, 2021, March 23, 2021 and March 26, 2021 (each, Commission File No. 001-38381, and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and not as to information “furnished” thereunder);

(c)    The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on February 1, 2018, as modified by the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, filed with the Commission on March 25, 2021 (each, Commission File No. 001-38381), and any other amendment or report filed for the purpose of updating such description; and

(d)    The Company’s Registration Statements on Form S-8 previously filed with the Commission on February 25, 2020 (File No. 333-236620), January 10, 2019 (File No. 333-229184) and February 16, 2018 (File No. 333-223068) relating to the Plan.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 5.    Interests of Named Experts and Counsel
The validity of the issuance of securities registered hereby is passed on for the Company by Jeffrey J. Plumer. Mr. Plumer is General Counsel, of the Company and is compensated by the Company as an employee. Mr. Plumer holds 2,030 shares of Company common stock, 83,675 Company restricted stock units that are payable in an equivalent number of shares of Company common stock, and Company stock options to acquire up to an additional 246,995 shares of Company common stock. Mr. Plumer is eligible to receive additional stock awards by the Company under the Plan.
Item 8.    Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Evolus, Inc. 2017 Omnibus Incentive Plan (1)
5.1	Opinion of Counsel (Legality of Shares)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Counsel (included as part of Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto).

(1) Filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the Commission on January 9, 2019 (File No. 333-222478) and incorporated herein by this reference.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 26, 2021

EVOLUS, INC.
/s/ David Moatazedi
By:	David Moatazedi
President and Chief Executive Officer
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Moatazedi and Lauren Silvernail and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Moatazedi	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 26, 2021
David Moatazedi

/s/ Lauren P. Silvernail	Chief Financial Officer and Executive Vice President of Corporate Development (Principal Financial and Accounting Officer)	March 26, 2021
Lauren P. Silvernail

/s/ Vikram Malik	Chairman of the Board of Directors	March 26, 2021
Vikram Malik

/s/ Simone Blank	Director	March 26, 2021
Simone Blank

/s/ Robert Hayman	Director	March 26, 2021
Robert Hayman

/s/ David Gill	Director	March 26, 2021
David Gill

/s/ Peter C. Farrell, Ph.D., AM.	Director	March 26, 2021
Peter C. Farrell, Ph.D., AM.

/s/ Karah Parschauer	Director	March 26, 2021
Karah Parschauer